UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2022

Commission File Number: 001-36556

El Pollo Loco Holdings, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	20-3563182
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3535 Harbor Blvd Suite 100, Costa Mesa, California 92626
(Address of principal executive offices)

714-599-5000

(Registrant's Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2022, the El Pollo Loco Holdings, Inc. (the “Company”) Board of Directors appointed Maria Hollandsworth as Senior Vice President, Chief Operating Officer of the Company (“COO”), effective as of October 31, 2022 (the “Start Date”).

Ms. Hollandsworth, 57, joins the Company from Dunkin’, a division of multi-brand restaurant company Inspire Brands, Inc. During her tenure, she worked closely with Dunkin’ franchisees to establish and execute a strategic market plan. She also led the leadership team in building strong relationships with franchisee leaders and increasing profitability through a culture of trust, respect, and improved guest satisfaction. Prior to Inspire, Ms. Hollandsworth worked for over 20 years at Jack in the Box, most recently serving as the Vice President of Strategic Initiatives and Operations Services from 2013 to 2018, where she successfully executed the creation and implementation of enterprise-wide strategic initiatives across over 2,000 restaurants. Prior to this role, Ms. Hollandsworth held leadership roles in both company and franchise operations at Jack in the Box.

In connection with Ms. Hollandsworth’ appointment as COO, Ms. Hollandsworth will receive an annual base salary of $340,000. Ms. Hollandsworth will also be eligible for an annual incentive bonus with a target amount equal to 50% of the annual base salary, prorated based on the Start Date, based upon the achievement of individual and Company performance objectives as determined by the Company’s Board of Directors. Ms. Hollandsworth will also be eligible to receive a $100,000 signing bonus, to be paid after 120 days of her Start Date. If Ms. Hollandsworth resigns or is terminated by the Company for cause prior to 24 months after the Start Date, Ms. Hollandsworth will be obligated to repay all or a portion of the Signing Bonus to the Company within 30 days in accordance with applicable state and federal law. If Ms. Hollandsworth resigns or is terminated by the Company for cause within 12 months of the Start Date, she will be required to repay the entire Signing Bonus to the Company; if she resigns or is terminated for cause between 12-24 months after the Start Date, she will be obligated to repay the Signing Bonus on a prorated basis. Ms. Hollandsworth will also be eligible for an annual grant of restricted stock and/or stock options with an aggregate grant date target value of $200,000, subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and as determined by the Company’s Board of Directors. Ms. Hollandsworth’ s annual equity grant will be made during the Company’s regular equity grant window, which typically occurs in May of each year. In addition, Ms. Hollandsworth will receive an initial grant of restricted stock units with a grant date value of $50,000 during the first open trading window after the Start Date, which will vest on the one-year anniversary of the grant date (subject to her continued employment). Ms. Hollandsworth will also be eligible to participate in the employee benefit plans available to other executives of the Company.

There are no family relationships between Ms. Hollandsworth and any director or executive officer of the Company, and Ms. Hollandsworth has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

Item 7.01 Regulation FD Disclosure

On October 17, 2022, the Company issued a press release entitled “El Pollo Loco Names Maria Hollandsworth as Chief Operating Officer,” a copy of which is furnished as Exhibit 99.1 hereto.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: October 17, 2022	By:	/s/ Anne E. Jollay
		Name:	Anne E. Jollay
		Title:	Corporate Secretary